CONSENT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS

                        TAIT, WELLER & BAKER
                         Certified Public Accountants



 We have issued our report dated     November 18, 1996  accompanying the
October 31, 1996 financial statements of S.I.S. Mercator Fund, Inc. (comprising, respectively, the Global Equity Portfolio and the Global Income Portfolio) which are incorporated by reference in Part B of
Post Effective Amendment No.  3  to this Registration Statement and
Prospectus.      We consent to the use of the aforementioned report in
the Registration Statement and Prospectus.




           /S/ TAIT, WELLER & BAKER

  Philadelphia, Pennsylvania
      February 18, 1997